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                                                                  Exhibit No. 10

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports on Brinson Cash Reserves Fund, Brinson Select Money Market Fund and Brinson Liquid Assets Fund dated June 8, 2001 in this Registration Statement (Form N-1A No. 333-52965) of Brinson Money Series.

                                             /s/ ERNST & YOUNG LLP
                                             ---------------------
                                             ERNST & YOUNG LLP

New York, New York
August 24, 2001